EXHIBIT 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $100,000,000 aggregate principal amount 4.50% Senior Notes due March 27, 2017 pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on April 27, 2012 are estimated to be as follows:

Estimated Fees
SEC registration fee	$11,489
Legal fees and expenses	$225,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$40,000
Printing fees	$10,000
Rating agency fees	$150,000
Trustee’s fees	$5,000
Miscellaneous	$10,511

Total expenses	$452,000